UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Evermore Funds Trust

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EVERMORE FUNDS TRUST
EVERMORE GLOBAL VALUE FUND
89 SUMMIT AVENUE, 3RD FLOOR
SUMMIT, NJ 07901

 February 4, 2016

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

To the Shareholders of the Evermore Global Value Fund:

A Special Meeting of the shareholders of the Evermore Global Value Fund (the “Fund”), a series of Evermore Funds Trust (the “Trust”), a Massachusetts business trust with principal offices located at 89 Summit Avenue, 3rd Floor, Summit NJ 07901, will be held at the offices of the Trust on March 17, 2016, at 9:00 a.m., Eastern Standard Time, (hereinafter referred to as the “Meeting”) for the following purposes:

1.	To elect five (5) Trustees to serve on the Board of Trustees, each indefinitely or until such time as their successors are elected and qualified; and

2.	To transact such other business as may properly come before the Meeting.

The Board of Trustees has fixed the close of business on January 22, 2016 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting. The transfer books of the Fund will not be closed.

This proxy is solicited by the Board of Trustees to be voted at the Meeting or any adjournment thereto.  The cost of the proxy solicitations will be paid by the Fund.  Additional solicitation may be made by mail, personal interview, or telephone by Broadridge Financial Solutions, Inc., a proxy solicitation firm, at the expense of the Fund.  This proxy statement and form of proxy card are first being mailed to shareholders on or around February 12, 2016.

After careful consideration, the Board recommends that you vote “FOR” the proposal presented.

Detailed information about the proposal is contained in the enclosed materials.  Your vote is very important to us regardless of the number of shares you own.  Whether or not you plan to attend the Meeting in person, please read the Proxy Statement and cast your vote promptly.  It is important that your vote be received by no later than the time of the meeting on March 17, 2016.

Voting is quick and easy.  Everything you need is enclosed.  To cast your vote by:

•	PHONE: Call the toll-free number on your proxy card. Enter the control number on your proxy card and follow the instructions.

•	INTERNET: Visit the website indicated on your proxy card. Enter the control number on your proxy card and follow the instructions.

•	MAIL: Complete the proxy card(s) enclosed in this package. BE SURE TO SIGN EACH CARD before mailing it in the postage-paid envelope.

Please note that you may receive more than one set of proxy materials if you hold shares in more than one account.  Please be sure to vote each account by utilizing one of the methods described on the Proxy Cards or by signing and dating each Proxy Card and enclosing it in the postage-paid envelope provided for each Proxy Card.

If you have any questions after considering the enclosed materials, please feel free to contact the Fund by phone at 866-EVERMORE (866-383-7667) or via mail, c/o U.S. Bancorp Fund Services, at P.O. Box 701, Milwaukee, WI 53201.

Each shareholder has the power to revoke his or her proxy at any time prior to the voting thereof by sending a letter to the Fund’s office or by executing a new proxy.  The execution and delivery of a proxy will not affect your right to vote in person if you attend the Meeting.  At the beginning of the Meeting, all shareholders in attendance will be given an opportunity to revoke their proxies and to vote personally on each matter described herein.

The Fund’s most recent Annual Report for the year ended December 31, 2014 and the most recent Semi-Annual report for the period ended June 30, 2015, have been mailed previously to shareholders.  Any shareholder who desires additional copies may obtain them from the Fund’s website at www.evermoreglobal.com or upon request via telephone, 866-EVERMORE (866-383-7667), or via mail, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201.

By Order of the Board of Trustees

____________________________
Eric LeGoff
Chief Executive Officer
Evermore Funds Trust

EVERMORE FUNDS TRUST
EVERMORE GLOBAL VALUE FUND
89 SUMMIT AVENUE, 3RD FLOOR
SUMMIT, NJ 07901

PROXY STATEMENT

FOR THE MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 17, 2016

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of Evermore Global Value Fund (the “Fund”), a series of Evermore Funds Trust (the “Trust”), a Massachusetts business trust with principal offices located at 89 Summit Avenue, 3rd Floor, Summit, NJ 017901, to be voted at the Special Meeting of Shareholders (hereinafter referred to as the “Meeting” or the “Special Meeting”) to be held on March 17, 2016, at the offices of the Trust, at 9:00 a.m., Eastern Standard Time, for the purposes set forth below and as described in greater detail in this Proxy Statement.

You are entitled to vote at the Meeting and at any adjournment(s) if you owned shares of the Fund at the close of business on January 22, 2016 (the “Record Date”).  The date of the first mailing of the Proxy Cards and this Proxy Statement to shareholders will be on or about February 12, 2016.

The Board is soliciting proxies from shareholders of the Fund with respect to the following proposals:

1.	To elect five (5) Trustees to serve on the Board of Trustees (the “Board”) indefinitely or until such time as their successors are elected and qualified; and

2.	To transact such other business as may properly come before the Meeting.

Only shareholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting.  Shares represented by proxies, unless previously revoked, will be voted at the Meeting in accordance with the instructions of the shareholders.  If Proxy Cards have been executed, but no instructions are given, such proxies will be voted in favor of the proposal.  To revoke a proxy, the shareholder giving such proxy must either: (1) submit to the Fund a subsequently dated Proxy Card; (2) deliver to the Fund a written notice of revocation; or (3) otherwise give notice of revocation in open meeting, in all cases prior to the exercise of the authority granted in the proxy.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

A copy of the Fund’s most recent Annual Report for the fiscal year ended December 31, 2014 and Semi-Annual Report for the six months ended June 30, 2015 may be obtained free of charge in one of three ways: (1) from the Fund’s website at www.evermoreglobal.com; (2) via telephone, 866-EVERMORE (866-383-7667); or (3) via mail, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201.  You may also call for information on how to obtain directions to be able to attend the Special Meeting and vote in person.

Evermore Global Value Fund is a series of Evermore Funds Trust, a Massachusetts business trust organized on September 14, 2009 with principal offices located at 89 Summit Avenue, 3rd Floor, Summit, NJ 07901.  Its fiscal year end is December 31.

PROPOSAL

The purpose of this proposal (the “Proposal”) is to elect five nominees to the Board, who will constitute the entirety of the Board. At a Board Meeting on February 3, 2016, the Board unanimously approved the expansion of the Board from three members to five.

The Board is currently comprised of two trustees who are not "interested" persons of the Trust as defined in Section 2(a)(19) of the Investment Company Act of 1940 (the “1940 Act”), as amended (“Independent Trustees”) – Nathan Gantcher and Eugene Bebout III – and one trustee who is considered to be an interested person of the Trust (“Interested Trustee”) – Eric LeGoff.

On February 3, 2016, the Board, upon the recommendation of the Nominating and Governance Committee (which consists of all of the Trustees who are not “interested persons”), approved the following nominees: Nathan Gantcher, Eugene Bebout III, Eric LeGoff, Stephen J. Balog, and Julie A. Keenan (each a “Nominee” and together, “Nominees”). Messrs. Gantcher, Bebout, and LeGoff are currently members of the Board and are seeking re-election by shareholders, and the Board nominated Mr. Balog and Ms. Keenan to serve as Independent Trustees, subject to their election by shareholders.  If elected, Mr. Balog and Ms. Keenan will become new Trustees effective as of the adjournment of the Meeting.

Board Consideration

The Board’s decision to increase its size from three to five members is in response to the increased complexity of Trust matters, given the sustained growth of the Fund, and the recognition that more Trustees would allow the Board to better handle that complexity. The Board also approved the expansion because it felt that the increase in members would give the Board more perspectives when making decisions for the Trust, which would result in benefits to the Trust and, ultimately, its shareholders. In considering the Nominees for election, the Board members took into account the qualifications of each Nominee and the concern for the continued efficient conduct of the Fund’s business. In particular, the Board members considered the requirements of the 1940 Act as they apply to the election of Trustees generally and the Nominees in particular.

If all Nominees are elected, the Board will consist of four Independent Trustees and one Interested Trustee, as defined in the 1940 Act.

If elected, each Trustee will hold office during the lifetime of the Trust until he or she dies, resigns, is declared incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner, until the next meeting of shareholders called for the purpose of electing Trustees.  Normally, there will be no meetings of shareholders for the purpose of electing Trustees except as required by the 1940 Act. The Trustees may, as permitted by the 1940 Act, appoint additional Trustees without shareholder approval.

All Nominees have consented to serve as Trustees.  Certain biographical and other information relating to the Nominees, including each Nominee’s experience, qualifications, attributes and skills for Board membership, is set forth below.

Nominees

Interested Trustees
Name, Age and Address	Position(s) Held with the Trust	Term of Office(1) and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in the Fund Complex Overseen by Trustee	Other Directorships / Trusteeships Held by Trustee During Past 5 years
Eric LeGoff (Born 1961) 89 Summit Avenue 3rd Floor Summit, NJ 07901	Chief Executive Officer and Trustee	Indefinite Term; Trustee since 2009	President, COO and Director, Evermore Global Advisors, LLC; (2009 – present)	1	Director, FXCM, Inc.; Director, Summit Area Public Foundation; Former Director, Liquidnet Holdings, Inc.; Former Director, Summit Educational Foundation
_________________________
(1) Each Trustee serves until resignation or removal from the Board of Trustees.

Independent Trustees(1)
Name, Age and Address	Position(s) Held with the Trust	Term of Office(2) and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in the Fund Complex Overseen by Trustee	Other Directorships / Trusteeships Held by Trustee During Past 5 years
Nathan Gantcher (Born 1940) 44 Cocoanut Row Palm Beach, FL 33480	Chairman and Trustee	Indefinite Term; Since 2011	Managing Member, EXOP Capital LLC, an investment firm (2005 – present)	1
Director, Mack-Cali Realty Corporation; Trustee, Montefiore Medical Center; Trustee, Anti-Defamation League Foundation; Former Director, Cambridge Capital Acquisition Corp; Former Director, NDS Group plc; Former Director, Liberty Acquisition Holdings Corp.; Former Director, Liquidnet Holdings, Inc.

Eugene Bebout III (Born 1959) 33 Hawthorne Place Summit NJ 07901	Trustee	Indefinite Term; Since 2009	Chief Financial Officer and Chief Operating Officer, Herbert L. Jamison & Co., LLC, an Insurance Agent and Broker (2003 – present)	1	Director & Treasurer, Summit Lacrosse Club; Audit Committee Chair, Summit Area YMCA; Director and Audit Committee Member, Summit Educational Foundation

Stephen J. Balog (Born 1955) 624 Van Beuren Road, Morristown, NJ 07960	Trustee Nominee	N/A
Chief Investment Officer, Beacon Trust (2010-2011); Trading Operations Officer, Provident Bank (2011); Owner, Camrig, LLC, a camera accessory company (since 2012); Owner, Rocky Mountain Western, LLC, an online Bolo tie retailer (since 2013)
				N/A	The Citizens Campaign (since 2005); Harding Township Civic Association (since 2008); St. Joseph’s High School Foundation (since 2008); Kemmerer Library Harding Township (since 2010)
Julie A. Keenan (Born 1962) 45 Blackburn Pl. Summit, NJ 07901	Trustee Nominee	N/A	Managing Member, EMB Enterprises, LLC, a consulting company (since 2006)	N/A
Youth Development Clinic, Newark, NJ (since 2010); Summit Area Public Foundation (since 2010); Pratt School of Engineering Board of Visitors (since 2014); Summit Educational Foundation (2010-2015); Conservation Resources, Inc. (2010-2014)

_________________________
(1) Trustees who are not “interested persons” of the Trust as defined in the 1940 Act.
(2) Each Trustee serves until resignation or removal from the Board of Trustees.

The determination of an interested person is based on the definition in Section 2(a)(19) of the 1940 Act, as amended. Among other relationships, being an affiliate, an immediate family member of an affiliate, or maintaining a business or professional relationship with the Fund or the Fund’s investment adviser, Evermore Global Advisors, LLC (the “Adviser”), will all lead to a Trustee being determined an “interested person” of the Fund or Adviser. Subsequent releases have provided additional guidance to investment companies about the types of professional and business relationships that may be considered to be material for purposes of Section 2(a)(19).  According to SEC Release No. IC-24083, examples of interested persons include, but are not limited to, a Trustee or officer of the Fund who has a significant or material business or professional relationship with the Adviser. Those individuals who are not “interested persons” are disinterested persons, or “Independent Trustees,” for this disclosure. Only Mr. LeGoff, due to his position as President of the Adviser, is considered “interested.” All other current Trustees and Nominees are disinterested and none has a significant or material business relationship with the Adviser.

Nominee Qualifications

The Trust believes that each current Nominee is competent to serve because of their individual overall merits including: (i) experience, (ii) qualifications, (iii) attributes, and (iv) skills.  The following is a brief discussion of the experience, qualifications, attributes, and/or skills that led to the Board’s conclusion that the individuals identified below are qualified to serve as trustees of the Trust:

Interested Nominees

Eric LeGoff

Mr. LeGoff is an experienced business executive with over 29 years of service in the financial industry.  Mr. LeGoff is the Co-Founder, President and Chief Operating Officer of the Adviser and Chief Executive Officer of the Trust.  Mr. LeGoff spent eleven years as a compliance officer, research analyst and senior vice president of operations at Mutual Series Fund.  Mr. LeGoff is also the founder of Compliance Solutions, Inc., which created the first pre-trade portfolio compliance and employee trade monitoring systems for the mutual fund industry in a joint venture with Merrin Financial, Inc. After leaving Mutual Series in 1997, Mr. LeGoff launched VIE Systems, Inc., a middleware software company, which he subsequently sold to New Era of Networks, Inc. in 1999. Later in 1999, he co-founded and served as COO at Liquidnet Holdings, Inc. and Liquidnet Inc., a registered broker/dealer. In 2001, Liquidnet launched the Liquidnet trading system, which allows large institutional buyers and sellers to anonymously negotiate and trade large blocks of equity securities globally. After leaving Liquidnet in 2007, Mr. LeGoff established Hawthorne Associates, a private equity consulting firm. Mr. LeGoff currently serves as a director/trustee on the following corporate boards: Evermore Global Advisors, LLC and FXCM Inc.  Mr. LeGoff is also a director of the Summit Area Public Foundation, a 501(c)(3) non-profit organization.  Mr. LeGoff is currently a member of the Valuation Committee and Compliance Committee (Chair) of the Trust’s Board of Trustees.

Independent Nominees

Nathan Gantcher

Mr. Gantcher is the independent Chairman of the Trust.  He is an experienced business executive with service in the financial industry for over 43 years.  He is Managing Member of EXOP Capital LLC, an investment firm.  Prior to starting EXOP Capital, Mr. Gantcher was co-Chairman and CEO of Alpha Investment Management, which was sold to Safra National Bank in 2004.  Mr. Gantcher served as Vice Chairman of CIBC World Markets Corporation from 1997 to 2002.  Prior to that, Mr. Gantcher served as President and co-CEO of Oppenheimer & Company from 1983 to 1997 when it was acquired by CIBC.  Mr. Gantcher currently serves as a director of Mack-Cali Realty Corp., a publicly traded real estate company, as a trustee of the Anti-Defamation League Foundation, as a member of the steering committee of the Wall Street division of the U.J.A. Federation of New York (a philanthropic organization), and as a member of the Boards of Overseers at both Columbia University Graduate School of Business and Albert Einstein College of Medicine at Yeshiva University.  Mr. Gantcher served as a member of the Board of Trustees of Tufts University for 20 years and as Chairman of the Board for 8 years before retiring in 2003.  Mr. Gantcher received a B.A. from Tufts University and an M.B.A. from Columbia University.  Mr. Gantcher is currently a member of the Audit Committee, Nominating and Governance Committee (Chair), Compliance Committee and Valuation Committee of the Trust’s Board of Trustees.

Eugene Bebout III

Mr. Bebout is an experienced business executive with service in the accounting, finance and insurance industries for over 32 years.  He is the Chief Financial Officer and Chief Operating Officer at Herbert L. Jamison & Co., LLC, an insurance agency.  Prior to joining Jamison, he was a partner at BDO Seidman LLP, a national public accounting firm, and also ran his own accounting and tax practice.  Mr. Bebout is also a Director and member of the Audit Committee for the Summit Educational Foundation. He has served as the chairman of the Audit Committee for the Summit Area YMCA and is the former Treasurer of the Summit Police Athletic League, Summit Helping Its People, and Summit Lacrosse Club organizations. Mr. Bebout is currently a member of the Audit Committee (Chair), Nominating and Governance Committee, Compliance Committee and Valuation Committee (Chair) of the Trust’s Board of Trustees.

Stephen J. Balog

Mr. Balog has over 30 years of investment-related experience.  From 1983 to 2002, Mr. Balog was an equity analyst and research executive. He was recognized 5 years running by the Institutional Investor magazine’s All-American research poll for his work on the electronics industry while at Prudential Bache and Shearson Lehman Brothers. In 1990, he moved into research management at Lehman Brothers. In 1995, he joined Furman Selz as a Director of Research and drove the rapid buildup of the firm’s research department prior to the firm’s sale to ING Barings.  After working on an entrepreneurial endeavor, Mr. Balog joined Merrill Lynch in 2000 to lead the research efforts in the global technology industry.  After leaving Merrill Lynch, in 2002, Mr. Balog joined Cedar Creek Management, a value-oriented, long/short investment partnership based in Summit, New Jersey, where he served as a partner through the partnership’s close in 2009.  From 2010 to 2011, Mr. Balog was Chief Investment Officer at Beacon Trust Company.  After leaving Beacon Trust, Mr. Balog has focused on making private equity and venture capital investments.  Mr. Balog holds a BS in Mechanical Engineering from Bucknell University and an MBA in Finance from the University of Pennsylvania’s Wharton School.

Mr. Balog is currently active or has served on various non-profit boards, including the NY Society of Security Analysts, the Citizens Campaign (treasurer), Covenant House, Kemmerer Library, Harding Township (president, treasurer and investment committee chair), Harding Township Civic Association and St. Joseph’s High School, Metuchen (trustee and foundation).  On the for-profit side, Mr. Balog was a trustee of Lehman Brothers Employee Pension Fund and was on the board of Furman Selz, LLC.

Julie A. Keenan

Ms. Keenan is an independent consultant focused on strategy and change management.  Clients include Kaplan Test Prep; the City of New York’s Administration for Children’s Services; Tiller, a New York based cause commerce and communications firm; and Rabinowitz Partners, a consultant to non-profits.  Other recent clients include the Community Foundation of New Jersey, the Victoria Foundation, and the Craig School.  She previously served as Executive Director of the Schumann Fund for New Jersey, overseeing investment strategy for the foundation’s $30 million endowment and managing grants of roughly $1.5 million per year to organizations focusing on education, environmental protection, and public policy.  Prior positions include Director of Management Analysis at the City of New York’s Human Resources Administration and Consultant for Bain and Company, an international corporate strategy consulting firm.  Ms. Keenan serves on the Board of Visitors of the Pratt School of Engineering at Duke University and is a trustee of the Newark-based Youth Development Clinic and the Summit Area Public Foundation.  She was a founding director and Board Chair of Citizens for Better Schools (NJ), and Conservation Resources Inc. She is a former trustee of the Summit Educational Foundation and the Nature Conservancy, NJ Chapter.   She holds a BS, cum laude, in Electrical Engineering from Duke University (1984) and an MBA from Stanford University (1989).

Leadership Structure of the Board of Trustees

The business and affairs of the Fund are managed under the direction of the Board of Trustees (the “Board”). The Board is currently chaired by Nathan Gantcher, an Independent Trustee. The Chair’s primary responsibilities are: (i) to preside at all meetings of the Board; (ii) to act as the Board’s liaison with management between meetings of the Board; and (iii) to act as the primary contact for Board communications. The Chair may perform such other functions as may be requested by the Board from time to time. Except for any duties specified herein or pursuant to the Trust’s Declaration of Trust or By-laws, the designation as Chair does not impose on such Independent Trustee any duties, obligations or liability that is greater than the duties, obligations or liability imposed on such person as a member of the Board, generally. The Board meets at least quarterly to review the investment performance of the Fund and other matters, including policies and procedures with respect to compliance with regulatory and other requirements. Each Board member attended at least 75% of such meetings and of meetings of the committees on which he served during the periods that he served.

Currently, 66 2/3% of the Board’s members are Independent Trustees. The Independent Trustees interact directly with the senior management of the Adviser at scheduled meetings and at special meetings, as appropriate. The Independent Trustees regularly discuss matters outside of the presence of management and are advised by experienced legal counsel and separate counsel to the Independent Trustees. The Board’s legal counsel participates in Board meetings and interacts with the Adviser.

In making nominations for Independent Trustee membership on the Board, the Nominating and Governance Committee may consider potential nominees in light of their professional experience, education, skill, and other individual qualities and attributes that contribute to Board heterogeneity.

Risk Management

The Board’s role is one of oversight rather than day-to-day management of the Fund.  The Trust’s Audit Committee assists with this oversight function.  The Board’s oversight extends to the Trust’s risk management processes.  Those processes are overseen by Trust officers, including the President, Chief Executive Officer, Treasurer, Secretary and Chief Compliance Officer (“CCO”), who regularly report to the Board on a variety of matters at Board meetings.

The Adviser reports to the Board, on a regular and as-needed basis, on actual and possible risks affecting the Fund and the Trust as a whole.  The Adviser reports to the Board on various elements of risk, including investment, credit, liquidity, valuation, operational and compliance risks, as well as any overall business risks that could impact the Fund.

The Board has appointed the CCO who reports directly to the Board and who participates in the Board’s regular meetings.  In addition, the CCO presents an annual report to the Board in accordance with the Trust’s compliance policies and procedures.  The CCO regularly discusses risk issues affecting the Trust and the Fund during Board meetings.  The CCO also provides updates to the Board on the operation of the Fund’s compliance policies and procedures and on how these procedures are designed to mitigate risk.  Finally, the CCO and/or other officers of the Trust report to the Board in the event any material risk issues arise in between Board meetings.

Committees

The Trust has an Audit Committee, a Nominating and Governance Committee, a Compliance Committee and a Valuation Committee. The members of both the Audit Committee and the Nominating and Governance Committee currently consist of all the current Independent Trustees of the Fund, namely Eugene Bebout III and Nathan Gantcher. The members of the Compliance Committee and Valuation Committee consist of the current Independent Trustees, Eugene Bebout and Nathan Gantcher, and the Interested Trustee, Eric LeGoff.

In accordance with its written charter (a copy of which can be found attached to this Proxy Statement as Exhibit A), the Audit Committee’s primary purposes are to assist the Board in fulfilling its responsibility for oversight of the integrity of the accounting, auditing and financial reporting practices of the Fund, the qualifications and independence of the Fund’s independent registered public accounting firm, and the Fund’s compliance with legal and regulatory requirements. The Audit Committee reviews the scope of the Fund’s audits, the Fund’s accounting and financial reporting policies and practices and its internal controls. The Audit Committee approves, and recommends to the Independent Trustees of the Fund for their ratification, the selection, appointment, retention or termination of the Fund’s independent registered public accounting firm and approves the compensation of the independent registered public accounting firm. The Audit Committee also approves all audit and permissible non-audit services provided to the Fund by the independent registered public accounting firm and all permissible non-audit services provided by the Fund’s independent registered public accounting firm to the Adviser and any affiliated service providers if the engagement relates directly to the Fund’s operations and financial reporting. During the fiscal year ended December 31, 2015, the Audit Committee met four times.

The Nominating and Governance Committee will accept nominees recommended by a shareholder as it deems appropriate. Stockholders who wish to recommend a nominee should send recommendations to the Fund’s Secretary that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of Trustees. A recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Trustees and to serve if elected by the shareholders. The Nominating and Governance Committee will consider nominees recommended by the Fund’s shareholders when a vacancy becomes available. The Nominating and Governance has adopted a written charter, a copy of which can be found attached to this Proxy Statement as Exhibit B. During the fiscal year ended December 31, 2015, the Nominating and Governance Committee did not meet.

The Compliance Committee will periodically review the Fund’s compliance policies and procedures and adherence to such policies and procedures. The Valuation Committee will periodically review the Fund’s fair value pricing policies and adherence to such policies.  During the fiscal year ended December 31, 2015, the Compliance Committee met four times and the Valuation Committee met four times.

During the fiscal year ended December 31, 2015, the Board met four times. All Fund Trustees had an individual attendance record of at least 75% at all meetings of the Board and all meetings of committees of which they are members (on a combined basis).

Trustee Share Ownership

As of December 31, 2015, the Nominees and officers of the Fund owned individually and collectively as a group less than 1% of the outstanding shares of the Fund.

The following table sets forth the aggregate dollar range of equity securities owned by each Nominee as of December 31, 2015:

NAME OF TRUSTEE	DOLLAR RANGE OF FUND SHARES HELD IN THE FUND*	AGGREGATE DOLLAR RANGE IN ALL REGISTERED FUNDS OVERSEEN BY TRUSTEE IN EVERMORE FAMILY OF INVESTMENT COMPANIES
Nathan Gantcher	Over $1,000,000	Over $1,000,000
Eugene Bebout III	$1-$10,000	$1-$10,000
Eric LeGoff	Over $1,000,000	Over $1,000,000
Stephen J. Balog	None	None
Julie Keenan	None	None

Trustee Interest in Adviser or Affiliates

As of December 31, 2015, none of the Nominees who are not “interested persons” of the Fund, as that term is defined in the 1940 Act, nor members of their immediate family, own securities beneficially or of record in the Adviser or any affiliate of the Adviser.  Additionally, as of December 31, 2015, none of the Nominees, who are not “interested persons” of the Fund, as that term is defined in the 1940 Act, nor members of their immediate family, have direct or indirect interest, the value of which exceeds $120,000, in the Adviser or any of their affiliates and have not had such an interest during the past five years and are not currently proposed.

Trustee Interest in Any Material Transactions with Adviser or Affiliates

During the two most recently completed calendar years, none of the Nominees who are not “interested persons” of the Fund, as that term is defined in the 1940 Act, nor members of their immediate family, have conducted any transactions (or series of transactions) in which the amount involved exceeds $120,000 and to which the Adviser or any affiliate of the Adviser were a party.

Additional Officers of the Trust

The Fund’s officers, who are chosen by and accountable to the Board, handle the day-to-day operation of the Fund.

The following table is a list of the officers of the Fund, their age, business address and principal occupation during the past five years, length of service to the Fund, and the names of any entities other than the Fund where they hold a position as a trustee or director.

Name, Year of Birth and Address	Position(s) Held with the Trust	Term of Office and Length of Time Served(1)	Principal Occupation(s) During Past 5 Years
Eric LeGoff (born 1961) 89 Summit Avenue 3rd Floor Summit, NJ 07901	Chief Executive Officer	Indefinite Term since 2009	President, Evermore Global Advisors, LLC (since 2009)
David Marcus (born 1965) 89 Summit Avenue 3rd Floor Summit, NJ 07901	President	Indefinite Term since 2009	CEO and Portfolio Manager , Evermore Global Advisors, LLC (since 2009)
Bartholomew C. Tesoriero (born 1957) 89 Summit Avenue 3rd Floor Summit, NJ 07901	Chief Financial Officer; Treasurer	Indefinite Terms; since 2015	CFO, Evermore Global Advisors, LLC (since 2015); Chief Operating Officer, Axiom International Investors LLC (2007-2015)
Magali Simo (born 1961) 89 Summit Avenue 3rd Floor Summit, NJ 07901	Secretary	Indefinite Term since 2009	Vice President, Investor Services, Evermore Global Advisors, LLC (since 2009)
John Canning (born 1970) 89 Summit Avenue 3rd Floor Summit, NJ 07901	Chief Compliance Officer; Anti Money Laundering Officer	Indefinite Terms; CCO since 2014; AML Officer since 2014	Managing Director, Cipperman Compliance Services, LLC (2011 – present); formerly, Director of Mutual Fund Administration of Nationwide Fund Group (2008-2011).
_________________________
(1) The term of office of each officer is indefinite. Length of time served represents time served as an officer of the Trust, although various positions may have been held during the period.

Trustee and Officer Compensation

The Trust pays each Trustee who is not an interested person, as defined by the 1940 Act, of the Adviser or any of its affiliates, a fee of $10,000 per annum plus $500 for attendance at each in-person meeting of the Board and $250 for each telephonic meeting in which that Trustee participates. Trustees also receive a fee of $250 for each meeting of any committee of the Board that they attend. Trustees receive an annual fee of $500 for serving as the chair of any standing committee of Trustees. The Chairman of the Board of Trustees will receive an annual fee of $2,000. All Trustees are reimbursed for travel and out-of-pocket expenses incurred to attend such meetings. The Fund does not pay retirement benefits to its Trustees and officers. Officers and interested Trustees of the Fund are not compensated by the Fund. For the fiscal year ended December 31, 2015, the Trust paid the following fees to the Nominees:

NAME OF TRUSTEE	AGGREGATE COMPENSATION FROM THE FUND	PENSION OR RETIREMENT BENEFITS ACCRUED AS PART OF FUND’S EXPENSES	ESTIMATED ANNUAL BENEFITS UPON RETIREMENT	TOTAL COMPENSATION PAID TO TRUSTEE
*Nathan Gantcher	$16,000	$0	$0	$16,000
*Eugene Bebout III	$15,000	$0	$0	$15,000
Eric LeGoff	$0	$0	$0	$0
Stephen J. Balog	N/A	N/A	N/A	N/A
Julie Keenan	N/A	N/A	N/A	N/A

* Directors who are not “interested persons” of the Trust as defined under the 1940 Act.
** Designated Chair of the Audit Committee

Conclusion

Because of the foregoing qualifications for each nominee, the Board believes each of the Nominees to be exceptionally qualified as Trustees on the Board.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THE NOMINEES

VOTING REQUIREMENTS

Quorum Requirement

In order to transact business at the Meeting, a quorum must be present.  Under the Fund’s By-Laws, a quorum is present if the holders of at least 30% of the total number of outstanding shares as of the Record Date are represented at the Special Meeting either in person or by proxy.  Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. As of the Record Date, the number of shares of the Fund issued and outstanding was:

Class	Shares Outstanding
Investor	3,930,637.03
Institutional	23,532,106.64

If a quorum is not present, the shareholders entitled to vote at the Special Meeting, present in person or represented by proxy, may vote to approve one or more adjournments of the Special Meeting to a date within a reasonable time after the Record Date to permit further solicitation of proxies with respect to the Proposal.  Any such adjournments will require the affirmative vote of a majority of the shares present, with or without a quorum.

Voting Procedures

To approve the Proposal, shareholders are entitled to one vote per share.  An affirmative vote of the holders of a plurality of the outstanding shares of the Fund is required for the election of each Nominee.  With a plurality, the qualified nominees receiving the highest number of votes cast by the shareholders entitled to vote at the Meeting at which quorum is present, up to the highest number of Trustees to be elected, shall be elected.  This means that the five (5) Nominees with the most votes will be elected as Trustees.

You can vote by mail, on the Internet in accordance with the instructions on the enclosed Proxy Card, by phone by calling 1-800-690-6903 or in person at the Meeting.

You may revoke your proxy at any time before it is exercised by sending a written revocation to the Secretary of the Fund, by properly executing and delivering a later-dated proxy, or by attending the Meeting and voting in person.  Attendance at the Meeting alone, however, will not revoke the proxy.

Votes will be counted by the inspector of election appointed for the Meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes.  A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions).  Abstentions and broker non-votes will be counted toward the vote total for the Proposal and will have the same effect as “Against” votes.

Fund Shares Owned by Certain Beneficial Owners

As of the close of business on the Record Date, the following persons or entities were the only persons or entities who were record owners or, to the knowledge of the Fund, were beneficial owners of 5% or more of the Fund’s outstanding shares.

Evermore Global Value Fund - Investor Class
Shareholder	Shares	% Ownership	Ownership Type
Charles Schwab & Co, Inc. Attn: Mutual Funds 211 Main Street San Francisco, CA 94105	1,908,678.13	48.65%	Record
NFS LLC FEBO W. H. Schumann III TTEE 900 N Green Bay Road Lake Forest, IL 60045-1709	1,137,056.95	28.98%	Record
TD Ameritrade Inc. for the Exclusive Benefit of our Clients PO Box 2226 Omaha, NE 68103-2226	287,095.77	7.32%	Record

Evermore Global Value Fund - Institutional Class
Shareholder	Shares	% Ownership	Ownership Type
Charles Schwab & Co, Inc. Attn: Mutual Funds 211 Main Street San Francisco, CA 94105	14,757,105.65	62.73%	Record
National Financial Services LLC FEBO Our Customers 499 Washington Blvd, Floor 5 Jersey City, NJ 07310-2010	4,363,072.46	18.55%	Record
TD Ameritrade Inc. for the Exclusive Benefit of our Clients PO Box 2226 Omaha, NE 68103-2226	2,124,609.95	9.03%	Record
Other Business

The Board does not intend to present any other business at the Meeting.  If, however, any other matters are properly brought before the Meeting, the persons named in the accompanying Proxy Card will vote thereon in accordance with their judgment.

Unless otherwise required by the 1940 Act or SEC rules and regulations, the Fund is not required to hold annual meetings of shareholders and currently does not intend to hold such meetings.  Any shareholder proposal intended to be presented at any future meeting of shareholders must be received by the Fund at its principal office a reasonable time before the solicitation of proxies for such meeting in order for such proposal to be considered for inclusion in that Proxy Statement relating to such meeting.

ADDITIONAL INFORMATION ABOUT THE FUND

Investment Adviser

Evermore Global Advisers, LLC, with its principal place of business at 89 Summit Avenue, 3rd Floor, Summit, NJ 07901, serves as the investment adviser to the Fund.  The following table is a list of the officers of the Adviser and their positions with the Fund, if any.  The business address for the officers listed below is 89 Summit Avenue, 3rd Floor, Summit, NJ 07901.

Name	Position with Adviser	Position with Fund
Eric LeGoff	President and Chief Operating Officer	Chief Executive Officer
David Marcus	Chief Executive Officer	President
Bartholomew C. Tesoriero	Chief Financial Officer	Chief Financial Officer and Treasurer

John Canning	Chief Compliance Officer	Chief Compliance Officer; Anti-Money Laundering Officer

Eric LeGoff and David Marcus each own greater than 25% of the Adviser and, therefore, may be deemed to be control persons of the Adviser.

Other Service Providers

Distributor

Quasar Distributors, LLC, 615 East Michigan Street, Milwaukee, Wisconsin  53202, is the principal underwriter/distributor for the shares of the Fund.  The distributor is a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc.  Shares of the Fund are offered on a continuous basis.

Administrators

U.S. Bancorp Fund Services, LLC (“USBFS”), with principal offices located at 615 East Michigan Street, Milwaukee, WI 53202, acts as administrator to the Fund.

Fund Accountant and Transfer Agent

USBFS also serves as the Fund’s accountant, transfer agent and dividend disbursing agent under separate agreements with the Fund.

Custodian

U.S. Bank, N.A. (the “Custodian”), which has its principal office at 1555 N. RiverCenter Dr., Milwaukee, WI 53212, serves as the custodian of the Fund’s assets pursuant to a Custody Agreement by and between the Custodian and the Trust on behalf of the Fund.

Independent Registered Public Accounting Firm

Ernst & Young LLP serves as the Fund’s independent registered public accountant. Ernst & Young LLP provides audit services, tax return review and assistance and consultation in connection with review of SEC filings. Ernst & Young LLP is located at 5 Times Square, New York, NY 10036.

The reports of Ernst & Young LLP on the financial statements of the Fund for the fiscal years ended December 31, 2014 and December 31, 2013 contained no adverse opinion or disclaimer of opinion, and were neither qualified nor modified as to uncertainty, audit scope or accounting principles.

Certain information concerning the fees and services provided to the Fund by Ernst & Young LLP for the most recent two fiscal years is provided below.  Representatives of Ernst & Young LLP will not be present at the meeting.

Audit Fees.  The aggregate fees billed for each of the last two fiscal years (the “Reporting Periods”) for professional services rendered by Ernst & Young LLP for the audit of the Fund’s annual financial statements, or services that are normally provided in connection with the statutory and regulatory filings or engagements for the Reporting Periods, were as follows:

Fiscal Year Ended	Audit Fees
December 31, 2014	$35,500
December 31, 2013	$33,800

Audit-Related Fees.  The aggregate fees billed in the Reporting Periods for assurance and related services by Ernst & Young LLP that were reasonably related to the performance of the annual audit of the Fund were as follows:

Fiscal Year Ended	Audit-Related Fees
December 31, 2014	$0
December 31, 2013	$0

Tax Fees.  The aggregate fees billed to the Fund in the Reporting Periods for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning (“Tax Services”) were as follows:

Fiscal Year Ended	Tax Fees
December 31, 2014	$8,800
December 31, 2013	$8,400

All Other Fees.  There were no other fees billed in the reporting periods for products and services provided by Ernst & Young LLP to the Fund, or services provided to service affiliates other than the services reported above.

Pre-Approval of Certain Services.  The Audit Committee has adopted pre-approval policies and procedures that require the Audit Committee to pre-approve all audit and non-audit services of the Fund.  All of the principal accountant’s hours spent on auditing the Fund’s financial statements were attributed to work performed by full-time permanent employees of the principal accountant.

Non-Audit Fees Paid by the Adviser and Its Affiliates.  Neither the Adviser nor any of its affiliates paid any non-audit fees for services rendered by Ernst & Young LLP to the Fund or to the Adviser (and any other controlling entity, etc.– not to any sub-adviser) for the fiscal years ending December 31, 2013 and December 31, 2014.

Householding

If possible, depending on shareholder registration and address information, and unless you have otherwise opted out, only one copy of this Proxy Statement will be sent to shareholders at the same address.  However, each shareholder will receive separate Proxy Cards.  If you would like to receive a separate copy of the Proxy Statement or Annual or Semi-Annual Reports to shareholders, please call 866-EVERMORE (866-383-7667) or write to the Fund c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI  53201-0701.  If you currently receive multiple copies of Proxy Statements or shareholder reports and would like to request to receive a single copy of documents in the future, please call 866-EVERMORE (866-383-7667) or write to the Fund c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53201-0701.

ALL SHAREHOLDERS ARE REQUESTED TO SIGN AND MAIL PROXIES OR VOTE VIA TELEPHONE OR THE INTERNET PROMPTLY.

By Order of the Board of Trustees.

Eric LeGoff
Chief Executive Officer Evermore Funds Trust

            Your attendance at the Meeting is desired whether your holdings are large or small. We encourage shareholders to take an active interest in the Funds, and we would appreciate a phone call or letter on or before March 16, 2016 to indicate that you expect to be in attendance at the Meeting on March 17, 2016.

84346189.2

Exhibit A to Proxy Statement

EVERMORE FUNDS TRUST

AUDIT COMMITTEE CHARTER

Committee Membership

The Audit Committee (the “Committee”) shall be composed of a chairperson who shall be an independent trustee appointed by the Board of Trustees as recommended by the Nominating and Governance Committee in consultation with the Chairman of the Board of Trustees. New members of the Committee shall be appointed by the Board of Trustees as recommended by the Nominating and Governance Committee in consultation with the Chairman of the Board of Trustees.

No member of the Audit Committee shall accept any consulting, advisory or other compensatory fees from the Trust (other than fees for services on the Board or committee thereof) or management of the Trust, or have any other relationship to the Trust that may interfere with the exercise of such person’s independence from the Trust and management of the Trust.

To the extent required by law, the Audit Committee shall determine whether at least one member of the Audit Committee is a “financial expert” as defined by the rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Sarbanes-Oxley Act of 2002. No member determined to be a financial expert shall have any greater role or duty than the other members of the Audit Committee.

The Audit Committee shall meet at least twice a year and is empowered to hold special meetings as circumstances require. The chairman will establish an agenda for each meeting. The Chairman may invite Trust officers and other interested parties to participate in meetings. The Audit Committee, in its discretion, may meet in executive session outside the presence of Trust officers and other parties.

A majority of the Audit Committee’s members will constitute a quorum.

Committee Functions

The Committee shall (i) oversee the Trust’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers, (ii) oversee the quality and objectivity of the financial statements of each series of the Trust (the “Fund”) and the independent audit thereof, (iii) ascertain the independence of the Fund’s independent auditors, and (iv) act as a liaison between the Funds’ independent auditors and the full Board. The Committee shall have unrestricted access to the Board, independent auditors, outside counsel, investment adviser, administrator, distributor, custodian, pricing agents, management and other service providers to the Trust.

The function of the Audit Committee is oversight; it is management’s responsibility to maintain appropriate systems for accounting and internal control, and the auditor’s responsibility to plan and carry out a proper audit.

The Committee shall be directly responsible for the selection, retention, compensation and termination of the Fund’s independent auditing firm based on an evaluation of that firm’s independence and the nature and performance of audit services and other services1.

The Committee shall consider the qualifications and independence of the Fund’s independent accountants. The Committee shall review appropriate information including, without limitation, public records regarding the Fund’s independent accountants on file with the Public Company Accounting Board2.

The Committee shall require that the independent auditors for the Fund submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between such in independent auditors and the Fund, consistent with Independence Standards Board Standard No. 1, and to actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of such auditors and, if deemed appropriate by the Audit Committee, to recommend that the Board take appropriate action in response to the report of such independent auditors to satisfy itself of the independence of such auditors.

The Committee shall meet with the Fund’s independent auditors, as necessary (i) to review the arrangements for and scope of the annual audit and any special audits; (ii) to discuss those matters required by Statement of Accounting Standard Nos. 61 and 90 relating to the Fund’s financial statements, including, without limitation, any adjustment to such financial statements recommended by the independent auditors, or any other results of such audits(s); (iii) to consider the auditor’s comments with respect to the Fund’s financial policies, procedures and internal accounting controls and management’s responses thereto; (iv) to review with the Fund’s independent auditors and make any recommendations to management it believes necessary or appropriate with respect to the adequacy and effectiveness of relevant internal controls and procedures and the quality of the staff implementing those controls and procedures; and (v) to review the form of opinion the auditors propose to render to the Board and shareholders.

The Committee shall receive and review reports by the Fund’s independent auditors regarding (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with Fund management, ramifications of the use of such alternative disclosure and treatments, and the treatment preferred by the independent auditors; and (iii) other material written communications between the independent auditors and Fund management, such as any management letter or schedule of unadjusted differences.

The Committee shall pre-approve all audit services to be provided to the Fund by the Fund’s independent auditors.

The Committee shall receive and review specific representations from the Fund’s independent auditors with respect to the independence of such auditors, audit partner rotation, and conflicts of interest described in Section 10A(1) of the Securities Exchange Act of 1934, and to consider whether the provisions of any non-audit services by the independent auditors is compatible with maintaining the independence of those auditors.

1 The selection of the Fund’s independent auditors must be approved by a vote of a majority of the Fund’s Trustees who are not “interested persons” of the Fund, as defined in the Investment Company Act of 1940, as Amended.

2 The Fund’s independent auditing firm must be registered with the Public Company Accounting Oversight Board in accordance with Section 102 of the Sarbanes-Oxley Act.

The Committee shall review and discuss the Funds’ audited financial statements with Fund management.

The Committee shall receive and review reports from the Fund’s principal executive officer, principal financial officer and chief compliance officer, or persons performing similar functions, regarding (i) all significant deficiencies in the design or operation of Fund internal controls that could adversely affect the Fund’s ability to record, process, summarize, and report financial date; (ii) any fraud, whether or not material, that involves Fund management or other employees who have a significant role in the Fund’s internal controls; and (iii) whether or not there were significant changes in the Fund’s internal controls or in other factors that could significantly affect the Fund’s internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Committee shall review legal and regulatory matters presented by legal counsel and the Fund’s independent auditors that may have a material impact on the Fund’s financial statements. The Committee shall review with the independent auditors, Fund management and the investment adviser any “illegal act,” as defined in Section 10A of the 1934 Act and required by that statute to be reported to the Committee, or other significant issues that could have a material effect on the Fund’s financial statements.

With the advice of legal counsel and the independent auditors, as appropriate, the Committee shall promptly develop a recommendation to Fund management and the investment adviser designed to remedy any “illegal acts” or other significant matters brought to the attention of the Committee.

The Committee shall perform such other functions consistent with this Charter, the Trust’s Declaration of Trust, By-laws, and applicable law, as the Audit Committee or the Board deems necessary and appropriate.

Other Powers and Responsibilities

The Committee shall maintain minutes of its meetings. Minutes of all meetings of the Committee shall be submitted to the Board. The Committee will make available to the Board, upon request, all information considered in reaching its valuation decisions.

The Committee shall have the resources and authority appropriate to discharge its responsibilities, including authority to retain special counsel for the independent trustees and other experts or consultants at the expense of the Trust.

The Committee shall review this Charter as it deems appropriate and recommend any change to the Board of Trustees.

Adopted: November 30, 2009

Revised: January 1, 2014

Exhibit B to Proxy Statement

EVERMORE FUNDS TRUST

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

Committee Membership

The Nominating and Governance Committee (the “Committee”) shall be composed of a chairperson who shall be an independent Trustee appointed by the Board of Trustee as recommended by the Committee in consultation with the Chairman of the Board of Trustees. New members of the Committee shall be appointed by the Board of Trustees as recommended by the Committee in consultation with the Chairman of the Board of Trustees.

Committee Functions

The Committee shall make nominations for independent Trustee membership on the Board. The Committee shall evaluate candidates’ qualifications for Board membership and their independence from the Fund’s manager and other principal service providers. Persons selected must be independent in terms of both the letter and the spirit of the Investment Company Act of 1940. The Committee shall also consider the effect of any relationships beyond those delineated in the 1940 Act that might impair independence, e.g., business, financial or family relationships with managers or service providers. The Committee may consider nominees recommended by shareholders, other Board members, management of the Funds, counsel to the Funds and other service providers. The Committee shall have unrestricted access to the Board of Trustees, independent auditors, outside counsel, investment adviser, administrator, distributor, custodian, pricing agents, management and other service providers to the Trust.

The Committee shall review the nominations for “interested persons” (as determined in accordance with Section 2(a)(19) of the Investment Company Act of 1940) to the Board of Trustees. The Committee shall evaluate candidates’ qualifications for Board Membership and may consider nominees recommended by shareholders, or other Board Members, management of the Funds, counsel to the Funds and other service providers.

Recommendations by shareholders must be submitted in writing to the Secretary of the Funds. Any shareholder recommendation of candidates must be submitted in compliance with all of the pertinent provisions of Rule 14a-8 under the Securities Exchange act of 1934, as amended, to be considered by the Committee. In evaluating a candidate recommended by a shareholder, the Committee, in addition to other factors, may consider the objectives of the shareholder in submitting that nomination and whether such objectives are consistent with the interests of all shareholders.

The Committee, working with the Chairman of the Board of Trustees shall periodically review the composition of the Board of Trustees to determine whether it may be appropriate to add individuals with different backgrounds or skill sets from those already on the Board.

The Committee in consultation with the Chairman of the Board of Trustees shall review as necessary the responsibilities of any committees of the Board, whether there is a continuing need for each committee, whether there is a need for additional committees of the Board, and whether committees should be combined or reorganized. The Committee shall make recommendations for any such action to the full Board.

The Committee shall monitor the performance of legal counsel employed by the Funds and the independent Trustees, and shall be responsible for the recommendation regarding the hiring and supervision of counsel for the independent Trustees.

The Committee shall periodically review Board governance procedures and shall recommend any appropriate changes to the full Board.

Other Powers and Responsibilities

The Committee shall maintain minutes of its meetings. Minutes of all meetings of the Committee shall be submitted to the Board. The Committee will make available to the Board, upon request, all information considered in reaching its decisions.

The Committee shall have the resources and authority appropriate to discharge its responsibilities, including authority to retain special counsel for the independent trustees and other experts or consultants at the expense of the Trust.

The Committee shall review this Charter as it deems appropriate and recommend any changes to the Board of Trustees.

Adopted: November 30, 2009

Revised: January 1, 2014